UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2023

CHESAPEAKE UTILITIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
500 Energy Lane, Dover, DE 19901
(Address of principal executive offices, including Zip Code)
(302) 734-6799
(Registrant's Telephone Number, including Area Code)

(Former name, former address and former fiscal year, if changed since last report.)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Explanatory Note

Item 8.01     Other Events
As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2023 (the “Closing 8-K”), and the amendment to the Closing 8-K filed on its current report on Form 8-K/A with the SEC on February 13, 2024, Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), completed the acquisition of Pivotal Utility Holdings, Inc., a wholly owned subsidiary of Florida Power & Light Company doing business as Florida City Gas on November 30, 2023, pursuant to the previously disclosed Stock Purchase Agreement, dated as of September 26, 2023, by and among the Company and Florida Power & Light Company, a Florida corporation.

This Current Report on Form 8-K is being filed to provide the pro forma financial information required by Article 11 of Regulation S-X which is filed as an exhibit hereto and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(b) Pro forma financial information
The unaudited proforma condensed combined financial information of Chesapeake Utilities Corporation, comprised of the statement of income for the year ended December 31, 2023, and the related notes, are attached hereto as Exhibit 99.1.
(d)   Exhibits
99.1     Unaudited pro forma condensed combined financial information of Chesapeake Utilities Corporation for the year ended December 31, 2023.
104     Cover Page Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE UTILITIES CORPORATION

/s/ Beth W. Cooper
Beth W. Cooper
Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Corporate Secretary

Date: November 22, 2024